UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

Sterling Construction Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 Hughes Landing Blvd.
The Woodlands, Texas	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 214-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On May 2, 2018, the stockholders of Sterling Construction Company, Inc. (the “Company”) approved the 2018 Stock Incentive Plan (the “Plan”) at the Company’s 2018 annual meeting of stockholders. The purpose of the Plan is to motivate high levels of performance and align the interests of the Company’s employees and directors with those of its stockholders by giving them the perspective of an owner with an equity stake in the Company and providing a means for recognizing their contributions to the success of the Company.

The compensation committee of the Company's board of directors will generally administer the Plan and has authority to make awards under the Plan and to set the terms of the awards. The compensation committee also has the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

The types of awards that may be granted under the Plan include non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and for officers and employees only, incentive stock options under Section 422 of the Internal Revenue Code. The Plan authorizes the issuance of up to 1,800,000 shares of common stock. Awards for no more than 500,000 shares may be granted to a participant in a single year, however, with respect to non-employee directors, the aggregate grant date fair value of awards under the Plan granted to a director in a calendar year may not exceed $300,000.

The Plan may be amended or discontinued at any time by the Company's board of directors, subject to the requirement that certain amendments may not be made without stockholder approval. No amendment or discontinuance of the Plan may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after May 2, 2028.

For further information regarding the Plan, see the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2018. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2018 annual meeting of stockholders on May 2, 2018 at its headquarters in The Woodlands, Texas. At the annual meeting, the Company’s stockholders (1) elected each of Joseph A. Cutillo, Marian M. Davenport, Maarten D. Hemsley, Raymond F. Messer, Charles R. Patton, Richard O. Schaum, and Milton L. Scott to serve as directors of the Company, each until the next annual meeting and the election of his or her successor; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers; (3) ratified the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2018; and (4) approved the adoption of the Company’s Plan.

Of the 27,034,575 shares of the Company’s common stock outstanding as of the record date 21,184,793 shares were represented in person or by proxy at the annual meeting. The independent inspector of elections reported the final vote of stockholders as follows:

Proposal No. 1: Election of each of the seven director nominees.

Name	Votes For	Against	Abstain	Broker Non-Votes

Joseph A. Cutillo	17,240,776	176,051	8,505	3,759,461

Marian M. Davenport	16,623,789	793,359	8,184	3,759,461

Maarten D. Hemsley	16,122,886	1,294,770	7,676	3,759,461

Raymond F. Messer	17,393,493	19,284	12,555	3,759,461

Charles R. Patton	17,392,609	25,047	7,676	3,759,461

Richard O. Schaum	16,646,623	771,134	7,575	3,759,461

Milton L. Scott	16,081,446	1,336,010	7,876	3,759,461

Proposal No. 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

16,556,434	580,705	288,193	3,759,461

Proposal No. 3: Ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2018.

Votes For	Votes Against	Abstentions

20,887,049	288,810	8,934

Proposal No. 4: Adoption of the 2018 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

16,048,768	1,281,438	95,126	3,759,461

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Construction Company, Inc.

By: /s/ Ron A. Ballschmiede
Ron A. Ballschmiede
Executive Vice President and
Chief Financial Officer

Date: May 7, 2018

9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.1	Sterling Construction Company, Inc. 2018 Stock Incentive Plan